UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009

CHINA BROADBAND, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19644	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733
(Address and telephone number of Registrant's principal executive offices and principal place of business)

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
   and
Item 2.01	Completion of Acquisition or Disposition of Assets
   and
Item 3.02	Unregistered Sales of Equity Securities

Completion of Acquisition of AdNet

Effective as of April 7, 2009, China Broadband, Inc., a Nevada corporation (the “China Broadband”), through its wholly owned subsidiary China Broadband, Ltd., a Cayman Islands company (“China Broadband Cayman” and, together with China Broadband, the “Company”) completed the acquisition (the “Adnet Acquisition”) of Wanshi Wangjing Media Technologies (Beijing) Co., Ltd., a/k/a Adnet Media Technologies (Beijing) Co., Ltd., a recently organized PRC based company (“AdNet”) pursuant to a Share Issuance Agreement (the “AdNet Agreement”) between  the Company, China Broadband Cayman, AdNet and its 10 shareholders (inclusive of its two executives, Priscilla Lu and Mr. Wang Yingqi nee Michael Wang).

Issuance of Restricted Shares to AdNet Shareholders

Pursuant to the terms of the AdNet Agreement, among other provisions, China Broadband issued 11,254,898 shares of its common stock, par value, $.001 per share (the “Broadband Shares”) to the AdNet shareholders, in exchange for 100% of the equity ownership of AdNet (the “AdNet Shares”) and consideration of $100,000.  The acquisition of AdNet resulted in the ownership by AdNet shareholders of 15% of China Broadband’s common stock on a fully diluted basis (exclusive of certain notes and warrants).

In addition, in the event that China Broadband becomes delinquent with its reporting obligations pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such that the former AdNet shareholders are not able to sell their Broadband Shares under the exemptions provided under the Securities Act of 1933, as amended (the “Act”) for greater than 30 days, then China Broadband will be required to issue 67,777 Additional Shares to the AdNet shareholders for each 30 day period that the delinquency is not cured, up to an aggregate maximum of 677,777 Additional Shares.

Exemption from registration of the securities issued to the AdNet shareholders as specified above is claimed under Section 4(2) of the Act and Rule 506 promulgated thereunder, based on, among other things, the representations made by each of the investors in the AdNet Agreement that include, among other things, a representation from each such purchaser that it or he is an “accredited investor” within the meaning of Regulation D promulgated under the Act and that such purchases were not made as part of a general or public solicitation or with a view towards distribution or resale of securities acquired in the financing.

Pledge and Loan Documents with AdNet

In order to facilitate the transfer of equitable ownership and control under PRC law until an outright transfer is made to the Company under PRC law, AdNet, one of its executives, Mr. Michael Wang, and China Broadband Cayman entered into a Loan Agreement, a Pledge Agreement, an Equity Option Agreement (the “AdNet Pledge Documents”), pursuant to which the Company loaned $100,000 to AdNet, which loan is secured by all of the AdNet Shares, and Michael Wang was appointed to act as nominee trustee for purposes of holding the AdNet Shares on behalf of the Company and exercising voting rights over the AdNet Shares as directed by the Company.

About AdNet

AdNet holds an Internet Content Provider (“ICP”) license and is in the business of providing delivery of multimedia advertising content to internet cafés in China.  AdNet currently services over 2,000 cafés with plans to increase its presence by year end and currently operates and is licensed to operate in 28 provinces in the PRC with servers in five data centers including Wuhan, Wenzhou, Yantai, Yunan and with a master distribution server in Tongshan.  Partnering with a local advertisement agency, AdNet provides a network for tens of thousands of daily video advertisement insertions to entertainment content traffic (movies, music, video, and games).

No assurance can be made that the acquisition of AdNet will be completed successfully or, if completed, that the combined companies will be successful or will have sufficient capital to grow.  The foregoing description is a summary only of the AdNet Agreement and is qualified in its entirety by reference to the full AdNet Agreement filed as an exhibit to this report.

The foregoing is a summary only and is qualified entirely by reference to the AdNet Agreement and AdNet Pledge Documents filed as Exhibits to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The terms of the AdNet Agreement also provides that, effective as of the closing of the AdNet Acquisition on April 7, 2009 and for a minimum of two years thereafter, the Company will make all commercially reasonable best efforts to appoint and maintain Ms. Priscilla Lu to the Board of the China Broadband (with no requirement for re-appointment or nomination after the two year anniversary following the closing), and, that in the event she is unable to continue her duties for any reason during such two year period following closing, the former AdNet Shareholders acting by vote of the majority of the Broadband Shares issued to them at the closing shall have the right, but not the obligation, to appoint or remove a designee to the Board of directors of the Parent for the remainder of such term, which designees shall be reasonably acceptable to the majority of the remaining Board members.

In addition, within 30 days after closing, and presuming such person has faithfully executed and continues to faithfully execute his duties under the AdNet Pledge Documents, Mr. Wang Yingqi (nee Michael Wang) shall be appointed as new COO/CFO of Parent.

About Dr. Lu

Dr. Priscilla Lu, age 56, is a Managing Partner of Cathaya Funds, a private equity fund which she co founded in December 2008, focused on investing in mature PRC businesses where she acts as independent consultant in assisting in leveraging cross border alliances.   Dr. Lu was PRC advisor to Mayfield since November 2003 for more than 5 years and helped found GSR Fund in China.  Between February 2004 and May 2008, Dr Lu served as CEO of ViDeOnline, Inc., a company which delivers digital media content over secured broadband and mobile networks to broadband service providers in PRC.  Dr. Lu founded ViDeOnline, Inc. in February 2004.   In 1994, Dr. Lu was founder of interWAVE Communications Inc.  (Nasdaq “IWAV”), a company for which she served as Chairman and CEO between June 1994 to November 2003, and for which she was an executive during its public offering and NASDAQ Between 1976 and 1993, Dr. Lu served in various capacities at AT&T Bell Laboratories, where she led efforts in digital switching and networking and assisted in pioneering early technologies in CMOS VLSI in microprocessors.  Dr. Lu has B.S. and M.S. degrees in Computer Science and Mathematics, University of Wisconsin, Madison and holds a Ph.D. in Electrical Engineering and Computer Science from Northwestern University.

Dr. Lu holds and/or has developed over 50 patents in telecommunications and networking.  Ms. Lu serves on several Boards and as Council Advisor on Northwestern University’s School of Engineering, and is a founding member of Cleantech Group in China, and a board member of Silicon Valley Wireless Group.

Ms. Lu was a shareholder of AdNet prior to the acquisition and, in accordance with the AdNet acquisition, was issued, and currently holds, 1,350,588 Broadband Shares in exchange for her AdNet Shares.

Prior to the closing of the AdNet Acquisition, none of its shareholders or affiliates where affiliated with the Company or were parties to any material transactions or agreements with the Company.

Item 7.01	Regulation FD Disclosure

On April 7, 2009, the Company distributed a press release relating to the acquisition of the AdNet and AdNet Agreement.  A copy of this press release is furnished as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: April 13, 2009	By:	/s/ Marc Urbach
President

 INDEX TO EXHIBITS

Exhibits	Description

10.1
Share Issuance Agreement between China Broadband, Inc., a Nevada corporation, China Broadband, Ltd., a Cayman Islands corporation, Waanshi Wangjing Media Technologies (Beijing) Co., Ltd. (a/k/a AdNet Media technologies (Beijing) Co., Ltd. (“AdNet”) and its shareholders, dated as of April 7, 2009

10.2	Loan Agreement, dated as of April 7, 2009, between China Broadband, Ltd. and AdNet.*
10.3	Equity Option Agreement, dated as of April 7, 2009, between China Broadband, Ltd. and AdNet*
10.4	Pledge Agreement, dated as of April 7, 2009, between China Broadband, Ltd. and AdNet*
10.5	Trustee Appointment Letter, dated as of April 7, 2009, by China Broadband, Ltd., appointing Mr. Wang Yingqi (nee Michael Wang) as trustee on its behalf*
99.1	Press Release Relating to Acquisition of Waanshi Wangjing Media Technologies (Beijing) Co., Ltd., dated April 7, 2009

* To be filed by amendment